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                                                                EXHIBIT 16

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated August 20, 2004, of GVC Venture Corp. and are in agreement with the statements contained in the second paragraph on page
1. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                     /s/ J.H. Cohn LLP
                                                     J.H. Cohn LLP

August 20, 2004
New York, New York